Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Elite Express Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
Fees to Be Paid	Equity	Class A common stock, par value $0.000001 per share(2)	Rule 457(a)	4,600,000	$4.00	$18,400,000	0.0001531	$2,817.04
Total Offering Amounts						$18,400,000		$2,817.04
Total Fees Previously Paid								$0
Total Fee Offsets								$0
Net Fee Due								$2,817.04

(1)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional shares of Class A common stock that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes shares that may be purchased by the underwriters pursuant to their option to purchase additional shares to cover over-allotment, if any.